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                                                                EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Johnson & Johnson on Form S-4 of our report dated August 1, 1996, appearing in the Annual Report on Form 10-K of Biopsys Medical, Inc. for the fiscal year ended June 30, 1996 and to the reference to us under the headings "SUMMARY -- Certain Financial Data" and "EXPERTS" in the Proxy Statement/Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Costa Mesa, California

June 25, 1997